Exhibit 32.2
SECTION 906 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER OF
BOISE INC. AND BZ INTERMEDIATE HOLDINGS LLC
We are providing this Certificate pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C., Section 1350. It accompanies Amendment No. 1 to the Quarterly Report on Form 10-Q of Boise Inc. and BZ Intermediate Holdings LLC for the quarter ended June 30, 2011 (the Report).
 _______________________________________
I, Alexander Toeldte, chief executive officer of Boise Inc. and BZ Intermediate Holdings LLC, certify that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)).

/s/ ALEXANDER TOELDTE	/s/ ALEXANDER TOELDTE
Alexander Toeldte	Alexander Toeldte
Chief Executive Officer	Chief Executive Officer
Boise Inc.	BZ Intermediate Holdings LLC
I, Samuel K. Cotterell, chief financial officer of Boise Inc. and BZ Intermediate Holdings LLC, certify that the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)).

/s/ SAMUEL K. COTTERELL	/s/ SAMUEL K. COTTERELL
Samuel K. Cotterell	Samuel K. Cotterell
Chief Financial Officer	Chief Financial Officer
Boise Inc.	BZ Intermediate Holdings LLC
Date: October 24, 2011

A signed original of this written statement required by Section 906 will be retained by Boise Inc. and BZ Intermediate Holdings LLC and furnished to the Securities and Exchange Commission or its staff upon request.